UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 11, 2005

Ryder System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11690 NW 105th Street, Miami, Florida		33178
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The Company previously disclosed that its Chief Financial Officer, Tracy A. Leinbach, plans to retire from the Company in the first quarter of 2006. Ms. Leinbach will remain with the Company until the conclusion of the work in closing the Company's 2005 fiscal year and has committed to overseeing the auditor transition process from KPMG LLP to PricewaterhouseCoopers LLP which was announced in September 2005.

Pursuant to the terms of the Ryder System, Inc. 1995 Stock Incentive Plan, effective October 12, 2005, the Compensation Committee of the Company's Board of Directors determined to extend the post-termination exercise period for all of Ms. Leinbach's outstanding stock options that have vested, or will vest prior to Ms. Leinbach's departure from the Company, through December 31, 2006. The stock options would otherwise have terminated 90 days after the termination of Ms. Leinbach's employment with the Company.

Item 8.01 Other Events.

On October 11, 2005, the Company announced that its Board of Directors has approved a share repurchase program. The program authorizes Ryder to repurchase up to $175 million of outstanding Ryder common stock over a period not to exceed two years.

The share repurchase program replaces all unused repurchase authority remaining under the share repurchase plan approved by the Company's Board of Directors in July 2004.

Share repurchases will be made periodically in open-market transactions, and are subject to market conditions, legal requirements and other factors. Additionally, Ryder management has been granted authority to establish a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934 as part of the repurchase program. This will allow the Company to repurchase shares in the open market during periods in which the stock trading window is otherwise closed for the Company and certain of its officers and employees pursuant to the Company's Insider Trading Policy.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1: Press Release dated October 11, 2005 announcing the share repurchase program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.

October 14, 2005	By:	/s/ Robert D. Fatovic

Name: Robert D. Fatovic
Title: Executive Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 11, 2005 announcing the share repurchase program.